SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 3 (May 31, 2013)

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	000-30061	95-4557538
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

9705 N. Broadway Ext.  Ste 200, 2nd Floor

Oklahoma City, OK  73114

(Address of principal executive offices)

+ 31 20 653 5916

(Issuer's telephone number, including area code)

Schiphol Boulevard 249,

1118 BH Luchthaven Schiphol, the Netherlands

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed to solely include Exhibit 10.2 and a corrected Exhibit 5.1 to the Current Report on Form 8-K filed by Elephant Talk Communications Corp. (the “Company”), on June 3, 2013 (the “Original 8-K”). Except as expressly set forth in the Amendment, the Original 8-K has not been amended, updated or otherwise modified.

Unless otherwise disclosed herein, the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the filing of the Original 8-K, or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this Amendment. This Amendment should be read in conjunction with the 8-K and the Company’s filings made with the Commission subsequent to the Original 8-K, including any amendments to those filings.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Warrant to purchase Common Stock by the Company in favor of the investors.**

5.1	Opinion of Ellenoff Grossman & Schole LLP.*

10.1	Form of Securities Purchase Agreement, dated June 3, 2013, by and between the Company and the Investors.**

10.2	Placement Agent Agreement, dated May 30, 2013, by and between the Company and Dawson James Securities Inc.*

23.1	Consent of Ellenoff Grossman & Schole LLP (contained in Exhibit 5.1 above).*

99.1	Press Release dated June 3, 2013.**

*	Filed herein
**	Previously filed as exhibits to the Current Report on Form 8-K filed on June 3, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2013	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Steven van der Velden
Steven van der Velden
Chief Executive Officer

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